Exhibit 20.01
                            Avalon Gold Corporation
                             (A Nevada Corporation)

         SUBSCRIPTION DOCUMENTS - REGISTERED 144 SHARES - ONE YEAR HOLD

The attached Subscription Documents must be completed and delivered to Avalon Gold Corporation a Nevada Corporation ("Company") as follows:

MAIL TO:	 Avalon Gold Corporation
                 1288 Alberni Street, Suite 806, Vancouver,
                 British Columbia V6E 4N5
 		 Phone: 1-888-488-6882

Subscriptions must be paid (at a price of $0.15 per Unit) by a personal check or by a cashier's check or by a bank wire transfer. For payment, refer to Payment Instructions on page 3.

SECTION A - HOW TO SUBSCRIBE

To subscribe for Series A Units to be issued by the Company, each unit is comprised of (i) one share of the Company's $.001 par value common stock and
(ii) a warrant which will enable you to acquire from the Company one share of the Company's $.001 par value common stock at a purchase price of $.50 per share ("Units"), expiring on that date which is exactly eighteen (18) months and one day after the Holder's subscription for Units was accepted by the Company (the "Exercise period"). The purchase price per Unit is $0.15 and you must complete the enclosed Subscription Agreement and the Purchaser Suitability Questionnaire.

Directions for the Subscription Agreement are as follows:

1. Minimum Investment  -  200,000 Units  ($ 30,000 U.S.).

2. Be sure to provide your correct name, address and Social Security number or tax identification number (when applicable), as this information will appear on the official records of the Company.

3. Sign and be sure that you have checked and initialed the appropriate type of ownership.

4. Signature and Supporting Material Requirements   The following requirements
have been established for the various capacities in which shares may be purchased and held other than by you as an individual:

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: The signatures of both joint tenants are required.

COMMUNITY PROPERTY: The signatures of both husband and wife are required, unless a separate document signed by both parties and designating either party as agent of the other party for purposes of signing accompanies the Subscription Agreement.

TENANTS IN COMMON: The signatures of all parties are required.

TENANTS BY THE ENTIRETY: The signatures of all parties are required.

PARTNERSHIP: The Subscription Agreement must be accompanied by a copy of the signed partnership agreement.

TRUST: The Subscription Agreement must be accompanied by a copy of the signed trust agreement.

CORPORATION: The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors of the subscribing corporation designating the officer(s) of that corporation authorized to sign on behalf of that corporation and of the resolution of that Board of Directors authorizing the purchase of shares.

5.	Furnish the following:

(a)	Completed Subscription Agreement;

(b)	Supporting material if required (see Item 4 above);

(c)	A personal check or cashier's check or bank wire transfer in the amount of your subscription (Refer to Payment Instructions on page 3).

SECTION B - SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes to __________________Units of the Company's $0.001 par value common stock at a purchase price of $0.15 per Unit.

The undersigned is aware that:

1).	The Company has the right to accept or reject this subscription in whole or in part. This subscription shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by the Company. Subscriptions need not be accepted by the Company in the order in which subscriptions are received.

2).	The Company will hold all funds received in a separate account until three (3) days after it has received and accepted subscriptions for not less than 5,000,000 Units in the aggregate.

3).	Subscriptions for Units are irrevocable and shall survive the subscriber's death or disability. Payment in full of the purchase price of the shares is due and must be made upon subscription.

4).	Upon full payment, the Company will deliver to the Holder a Warrant
Certificate representing the right to subscribe for and purchase from Avalon Gold Corporation, common stock, $.001 par value, at $0.50 per share for a period of eighteen months and and one day after the Holder's subscription for Units was accepted by the Company.

How to Subscribe

You are subscribing to purchase a total of __________________ Units at $.15 per Unit ($__________) by (check and initial applicable line):

________	$_______________(_________Units) paid by cashier's check;

________	$_______________(_________Units) paid by personal check; or

________	$_______________(_________Units) paid by wiring funds.


MAKE CHECK PAYABLE TO:	"Avalon Gold Corporation"

MAIL TO:   	Avalon Gold Corporation
                1288 Alberni Street, Suite 806
                Vancouver, British Columbia V6E 4R8.

WIRE TRANSFER INSTRUCTIONS:

To send a wire, you will need to give the remitting bank the following instructions:

Beneficiary Bank:		        Bank of Montreal
					First Bank Tower
					595 Burrard Street
					Vancouver, BC, Canada
                                         V7X 1L7

           Canadian Bank Number:	001
           Transit Number:		0004
           Swift BIC Address:		BOFMCAM2

Beneficiary Name:	Avalon Gold Corporation
Beneficiary Acc. No.:	4687-341


To send funds from a US Bank, it may be easier to send through our US
Subsidiary:

Intermediary Bank:		Wachovia Bank, NA
SWIFT CODE:		        PNBPUS3NNYC

For details, see How to Subscribe (immediately preceding this Subscription Agreement)

Print name(s) in which Units are to be registered:

NAME:(1)___________________________________ Soc. Sec. or Tax I.D.
                                           No._______________________

NAME:(2)___________________________________ Soc. Sec. or Tax I.D.
                                           No._______________________

Address:________________________________________________________________
_______________________________________________________________________ Phone:
___________________

Title to your purchased Units is to be held as follows (check and initial one):
a.	________	Husband & Wife, as community property

b.	________	Joint Tenants

c.	________	Tenants in Common

d.	________	Individual

e.	________	Corporation

f.	________	Partnership
g.	________	Trust
h.	________	Other:

Please Describe_____________________________________________________________

NOTE: BY SIGNING THIS SUBSCRIPTION AGREEMENT AND UPON ACCEPTANCE THEREOF, YOU ARE ENTERING INTO AN AGREEMENT AND AGREEING TO INVEST MONEY WITH THE COMPANY.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

DATED:____________________ 20__, at ________________________________________

(1)___________________________________ (2)___________________________________

NOTE: If Units are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription

Agreed to and accepted:
By:	Avalon Gold Corporation, a Nevada Corporation

By:	____________________________________
        Carlton Parfitt
Its:	President

By:	____________________________________
        Robert Klein
Its:	Secretary